EXHIBIT 8.1

[                    , 2006]

Nissan Auto Lease Trust 200[ ]- [ ]
Nissan Auto Leasing LLC II
Nissan-Infiniti LT
990 West 190th Street
Torrance, California 90502
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

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Re:	Nissan Auto Lease Trust 200[ ]- [ ] Registration Statement on Form S-3 Registration No. [ ]
Ladies and Gentlemen:
     We have acted as special tax counsel to Nissan Auto Leasing LLC II, a Delaware limited liability company, NILT Trust, a Delaware statutory trust, Nissan-Infiniti LT, a Delaware statutory trust, and Nissan Motor Acceptance Corporation, a California corporation, in connection with the preparation of the Registration Statement on Form S-3 (Registration No. [                    ], together with the exhibits and amendments thereto, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the rules or regulations promulgated thereunder, for the registration under the Act of $[                    ] asset backed notes (the “Notes”), issued by Nissan Auto Lease Trust 200[ ]- [ ], a Delaware statutory trust (the “Issuer”) pursuant to an Indenture between the Issuer and [U.S. Bank National Association], as indenture trustee. The Notes are being offered pursuant to the prospectus dated [                    , 2006] (the “Base Prospectus”) and the preliminary prospectus supplement dated [                    , 2006] (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”), and the final prospectus supplement dated [                    , 2006] (the “Prospectus Supplement” and together with the Base Prospectus, the “Final Prospectus,” and together with the Preliminary Prospectus, the “Prospectus”). Capitalized terms used herein without definition herein have the meanings set forth in the Registration Statement.
     We hereby confirm that the statements set forth in the Base Prospectus and the Prospectus Supplement forming part of the Registration Statement under the headings “Summary—Tax Status” and "Material Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions relating to the federal tax laws of the United
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Nissan Auto Lease Trust 200[ ]- [ ]
Nissan Auto Leasing LLC II
Nissan-Infiniti LT
[                    , 2006]

States, and subject to the assumptions, qualifications, limitations and exceptions set forth in the discussion under the foregoing headings, are the opinion of Mayer, Brown, Rowe & Maw LLP.
     The opinion expressed above are subject to the following assumptions, qualifications, limitations and exceptions:
     The law covered by this opinion is limited to the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion. We express no opinion as to the laws of any other jurisdiction and, unless otherwise specified, no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein, without admitting that we are “experts” within the meaning of the Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, Mayer, Brown, Rowe & Maw LLP